UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017
____________________

HV Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3501 Masons Mill Road, Suite 401, Huntingdon Valley, Pennsylvania		19006
(Address of Principal Executive Offices)		(Zip Code)

(267) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01                      Other Events

On January 11, 2017, HV Bancorp, Inc. (the “Company”) announced that it completed its initial public offering and the mutual-to-stock conversion of Huntingdon Valley Bank on January 11, 2017. The shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market on January 12, 2017 under the ticker symbol “HVBC.”

The Company sold 2,182,125 shares of common stock at $10.00 per share for gross offering proceeds of $21.8 million. The offering was oversubscribed in the first category of the subscription offering by eligible account holders with aggregate balances of at least $50 as of the close of business on June 30, 2015. Direct Registration Statements reflecting the shares purchased in the offering and refund checks for any subscribers not receiving all or part of shares ordered are expected to be mailed on or about January 12, 2017.

A copy of the press release dated January 11, 2017, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit                      Description

99.1	Press Release dated January 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HV BANCORP, INC.

Date: January 11, 2017	By:	/s/ Joseph C. O'Neill, Jr.
Joseph C. O'Neill, Jr.
Executive Vice President and Chief Financial Officer